Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205419 on Form S-8 of our reports dated April 6, 2022, relating to the financial statements of REX American Resources Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ Deloitte & Touche LLP

Dayton, Ohio
April 6, 2022